EX-34.10


Exhibit B

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Report of Independent Registered Public Accounting Firm


To Prudential Asset Resources, Inc.:

We have examined management's assertion, included in the accompanying Certification Regarding Compliance with Applicable Servicing Criteria, that Prudential Asset Resources, Inc. (the "Company") complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for the commercial mortgage securities transactions included in Exhibit C (the "Platform"), as of December 31, 2013 and for the year then ended excluding criteria 1122(d)(1)(iii), 1122(d)(3)(i) (C) & (D), 1122(d)(3)(ii),
1122(d)(3)(iii), 1122(d)(3)(iv), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities performed by it with respect to the servicing Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with attestation standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset-backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company compliance with the servicing criteria.

In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2013 for the Platform is fairly stated, in all material respects.


/s/ PricewaterhouseCoopers LLP

March 10, 2014


PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017
T: (646) 471 3000, F: (646) 471 8320, www.pwc.com/us


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EXHIBIT C

List of Commercial Mortgage-Backed Security Transactions


1. Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 ("MSCI 2006-IQ12")

2. Merrill Lynch Mortgage Trust 2006-C2, Commercial Mortgage Pass-Through Certificates, Series 2006-C2 ("MLMT 2006-C2")

3. Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR11 ("BSCMS 2006-PWR11")

4. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR12 ("BSCMS 2006-PWR12")

5. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR13 ("BSCMS 2006-PWR13")

6. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR14 ("BSCMS 2006-PWR14")

7. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR15 ("BSCMS 2007-PWR15")

8. Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 ("MSCI 2007-IQ14")

9. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR16 ("BSCMS 2007-PWR16")

10. Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, 2007-IQ15 ("MSCI 2007-IQ15")

11. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR17 ("BSCMS 2007-PWR17")

12. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR18 ("BSCMS 2007-PWR18")

13. WFRBS Commercial Mortgage Trust 2012-C6, Commercial Mortgage Pass-Through Certificates, Series 2012-C6

14. WFRBS Commercial Mortgage Trust 2012-C7, Commercial Mortgage Pass-Through Certificates, Series 2012-C7

15. WFRBS Commercial Mortgage Trust 2012-C8, Commercial Mortgage Pass-Through Certificates, Series 2012-C8

16. WFRBS Commercial Mortgage Trust 2012-C9, Commercial Mortgage Pass-Through


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EXHIBIT C


    Certificates, Series 2012-C9

17. WFRBS Commercial Mortgage Trust 2012-C10, Commercial Mortgage Pass-Through Certificates, Series 2012-C10

18. WFRBS Commercial Mortgage Trust 2013-C11, Commercial Mortgage Pass-Through Certificates, Series 2013-C11

19. WFRBS Commercial Mortgage Trust 2013-C12, Commercial Mortgage Pass-Through Certificates, Series 2013-C12

20. WFRBS Commercial Mortgage Trust 2013-C13, Commercial Mortgage Pass-Through Certificates, Series 2013-C13

21. WFRBS Commercial Mortgage Trust 2013-C14, Commercial Mortgage Pass-Through Certificates, Series 2013-C14

22. WFRBS Commercial Mortgage Trust 2013-C15, Commercial Mortgage Pass-Through Certificates, Series 2013-C15

23. WFRBS Commercial Mortgage Trust 2013-C16, Commercial Mortgage Pass-Through Certificates, Series 2013-C16

24. WFRBS Commercial Mortgage Trust 2013-C17, Commercial Mortgage Pass-Through Certificates, Series 2013-C17

25. WFRBS Commercial Mortgage Trust 2013-C18, Commercial Mortgage Pass-Through Certificates, Series 2013-C18

26. Commercial Mortgage Trust 2013-CCRE13, Commercial Mortgage Pass-Through Certificates, Series 2013-CCRE13